Exhibit 99.1


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                          Nader Tavakoli
                                           24 West 40th St., 10th Floor
                                           New York, NY  10018


Date of Event Requiring Statement:         12/24/07
Issuer and Ticker Symbol:                  Endwave Corporation (ENVW)
Relationship to Issuer:                    10% Owner
Designated Filer:                          EagleRock Capital Management, LLC


TABLE I INFORMATION

Title of Security:                         Common Stock
Amount of Securities Beneficially
  Owned                                    1,445,658
Ownership Form:                            I
Nature of Indirect Beneficial
  Ownership:                               (1)


TABLE II INFORMATION

Not applicable


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                             JOINT FILER INFORMATION


Name and Address:                          EagleRock Institutional Partners, LP
                                           24 West 40th St., 10th Floor
                                           New York, NY  10018


Date of Event Requiring Statement:         12/24/07
Issuer and Ticker Symbol:                  Endwave Corporation (ENVW)
Relationship to Issuer:                    10% Owner
Designated Filer:                          EagleRock Capital Management, LLC


TABLE I INFORMATION

Title of Security:                         Common Stock
Amount of Securities Beneficially
  Owned                                    1,195,709
Ownership Form:                            D
Nature of Indirect Beneficial
  Ownership:                               n/a


TABLE II INFORMATION

Not applicable